Exhibit 99.1

Hologic Announces Financial Results for First Quarter of Fiscal 2026

– Revenue of $1,047.8 Million Grows 2.5% –

– GAAP Diluted EPS of $0.79 Decreases (9.2%), Non-GAAP Diluted EPS of $1.04 Up 1.0% –

MARLBOROUGH, Mass. (January 29, 2026) – Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal first quarter ended December 27, 2025.  The Company reported revenue of $1,047.8 million, GAAP diluted EPS of $0.79, and non-GAAP diluted EPS of $1.04.

Highlights
•	The Company has scheduled for February 5, 2026 a special meeting of stockholders to vote on adopting the merger agreement with funds managed by Blackstone and TPG, and related matters.
•	Revenue of $1,047.8 million increased 2.5% for the quarter, or 1.3% on a constant currency basis.
•	Total organic revenue excluding COVID-19 and related revenue, the divested blood screening and SSI businesses, and the acquired Gynesonics business increased 2.9%, or 1.6% in constant currency.
•	GAAP diluted EPS of $0.79 for the quarter decreased (9.2%), mainly due to favorable foreign exchange gains in the prior year period. Non-GAAP EPS of $1.04 increased 1.0%.
•	Diagnostics revenue of $464.4 million decreased (1.3%), or (2.7%) in constant currency.
•	Excluding COVID-19 and related revenue, organic diagnostics sales grew 1.2%, but decreased (0.3%) on a constant currency basis.
•
Molecular diagnostics revenue decreased (3.5%), or (4.6%) in constant currency, driven primarily by lower sales of COVID-19 tests and legacy assays for sexually transmitted infections, partially offset by stronger sales of BV CV/TV and Panther Fusion assays.

•	Excluding COVID-19 and related revenue, molecular diagnostics revenue grew 1.2%, or 0.0% in constant currency.
•	Breast Health revenue of $375.9 million increased 1.8%, or 0.8% in constant currency, driven primarily by strong sales of Endomagnetics products.
•	Surgical revenue of $180.8 million grew 8.7%, or 7.5% in constant currency, driven primarily by increased sales of the acquired Gynesonics business, MyoSure and Fluent.
•	Organic surgical revenue, which excludes sales from Gynesonics, increased 3.2%, or 2.0% in constant currency.
•	Cash flow from operations was $229.9 million in the first quarter, and increased 21.4%.

Key financial results for the fiscal first quarter are shown in the table below.

	GAAP			Non-GAAP
	Q1’26	Q1’25	Change Increase (Decrease)	Q1’26	Q1’25	Change Increase (Decrease)
Revenue	$1,047.8	$1,021.8	2.5%	$1,047.8	$1,021.8	2.5%
Gross margin	56.0%	56.8%	(80 bps)	60.1%	61.6%	(150 bps)
Operating expenses	$349.4	$350.7	(0.4%)	$326.6	$329.0	(0.7%)
Operating margin	22.6%	22.5%	10 bps	29.0%	29.4%	(40 bps)
Net margin	17.1%	19.7%	(260 bps)	22.5%	23.4%	(90 bps)
Diluted EPS	$0.79	$0.87	(9.2%)	$1.04	$1.03	1.0%

Throughout this press release, all dollar figures are in millions, except EPS, unless otherwise noted.  Some totals may not foot due to rounding.  Unless otherwise noted, all results are compared to the corresponding prior year period.  Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.”  Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period.  Organic revenues for the fiscal first quarter exclude the divested blood screening and SSI ultrasound imaging businesses, as well as the acquired Gynesonics business (included in GYN surgical).  Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition.

Revenue Detail
			Increase (Decrease)
$ in millions	Q1’26	Q1’25	Global Reported Change	Global Constant Currency Change	U.S. Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology and perinatal	$126.8	$125.4	1.1%	(1.1%)	0.1%	2.6%	(2.9%)
Molecular diagnostics	$329.2	$341.1	(3.5%)	(4.6%)	(2.8%)	(5.8%)	(10.8%)
Blood screening	$8.4	$4.1	104.9%	104.9%	104.9%	N/A	N/A
Total diagnostics	$464.4	$470.6	(1.3%)	(2.7%)	(0.9%)	(2.5%)	(7.7%)
Organic diagnostics ex. COVID-19	$428.0	$422.9	1.2%	(0.3%)	(0.3%)	5.4%	(0.4%)
Organic molecular ex. COVID-19	$301.2	$297.5	1.2%	0.0%	(0.4%)	7.6%	1.6%

Breast health
Breast imaging	$280.0	$281.6	(0.6%)	(1.6%)	1.9%	(8.6%)	(13.1%)
Interventional breast solutions	$95.9	$87.5	9.6%	8.4%	7.3%	17.1%	11.8%
Total breast health	$375.9	$369.1	1.8%	0.8%	3.2%	(2.4%)	(7.1%)
Organic breast health	$375.8	$368.8	1.9%	0.8%	3.2%	(2.1%)	(6.8%)

GYN surgical	$180.8	$166.3	8.7%	7.5%	5.8%	16.8%	12.3%
Organic surgical	$171.7	$166.3	3.2%	2.0%	1.5%	8.1%	3.5%

Skeletal health	$26.7	$15.8	69.0%	65.9%	22.2%	185.5%	174.8%

Total	$1,047.8	$1,021.8	2.5%	1.3%	2.0%	4.0%	(1.0%)
Organic revenue (definition above)	$1,030.2	$1,017.4	1.3%	(0.0%)	0.8%	2.6%	(2.4%)
Organic revenue excluding COVID-19	$1,002.2	$973.8	2.9%	1.6%	1.7%	6.6%	1.3%

Other Financial Highlights

•	U.S. revenue of $773.5 million increased 2.0%. International revenue of $274.3 million increased 4.0%, but decreased (1.0%) on a constant currency basis.
•	GAAP gross margin of 56.0% decreased (80) basis points and non-GAAP margin of 60.1% decreased (150) basis points, primarily due to increased tariff expenses of $15.3 million.
•
GAAP operating margin of 22.6% increased 10 basis points but non-GAAP operating margin of 29.0% decreased (40) basis points, primarily due to higher tariff expenses that were partially offset by lower operating expenses.

•
GAAP net income of $179.1 million decreased (10.9%), while non-GAAP net income of $235.5 million decreased (1.3%).  Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was $330.4 million, an increase of 1.3%.

•	COVID-19 revenue, which consisted of COVID-19 assay revenue of $4.4 million and other COVID-19 related revenue of $23.6 million, decreased (35.8%), or (36.3%) in constant currency.
•
The Company ended the quarter with cash and cash equivalents of $2.17 billion, and an adjusted net leverage ratio (net debt over adjusted EBITDA) of 0.3 times.  In addition, the Company had short-term investments of $197 million.

•	Adjusted Return on Invested Capital (ROIC) was 13.9%, a decrease of (20) basis points compared to the prior year period.
•
As previously announced, given Hologic’s agreement to be acquired by Blackstone and TPG, the Company is not providing annual or quarterly financial guidance for fiscal 2026, and will not host a conference call to discuss its first quarter 2026 financial results.

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; organic revenues; organic revenues excluding COVID-19; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP effective tax rate; non-GAAP net income; non-GAAP net income margin; non-GAAP EPS; adjusted EBITDA; adjusted net leverage ratio and adjusted ROIC. Organic revenue for the fiscal first quarter of 2026 excludes the divested Blood Screening and SSI ultrasound imaging businesses, and the acquired Gynesonics business. Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition. Organic revenue excluding COVID-19 revenues is organic revenue less COVID-19 assay revenue, COVID-19 related sales of instruments, collection kits and ancillaries, COVID-19 related revenue from Diagenode and Mobidiag, as well as COVID-19 related license revenue, and revenues from discontinued products in Diagnostics. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets; (ii) the impairment of goodwill and intangible assets and equipment, and charges for the purchase of intellectual property to be used in a development project that has no future alternative use; (iii) adjustments to record contingent consideration at fair value; (iv) restructuring charges, facility closure and consolidation charges (including accelerated depreciation), and costs incurred to integrate acquisitions (including retention, contract termination costs, legal and professional consulting services); (v) transaction related expenses for acquisitions; (vi) the step-up to fair value for acquired inventory sold; (vii) debt extinguishment losses and related transaction financing costs; (viii) the unrealized (gains) losses on the mark-to-market of foreign currency contracts to hedge operating results for which the Company has not elected hedge accounting; (ix) litigation settlement charges (benefits) and non-income tax related charges (benefits); (x) the one-time discrete impacts related to internal restructurings and non-operational items; (xi) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xii) income taxes related to such adjustments.  The Company defines adjusted EBITDA as its non-GAAP net income plus net interest income/expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income. The Company defines its adjusted net leverage ratio as the principal amount of its debt net of cash and cash equivalents, divided by its adjusted EBITDA for the last four quarters. The Company defines its adjusted ROIC as its non-GAAP operating income for a trailing twelve months tax effected by its non-GAAP effective tax rate divided by the sum of its average net debt and stockholders’ equity, which is adjusted to exclude the after-tax effects of goodwill and intangible assets and equipment impairment charges.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items many of which can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “likely,” “future,” “strategy,” “potential,” “seeks,” “goal” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the merger. These forward-looking statements are based upon assumptions made by Hologic as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

These forward-looking statements are subject to a number of risks and uncertainties that could adversely affect Hologic’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, including without limitation, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Hologic stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Hologic’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Hologic to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and the risk that the holders of the CVRs will receive less-than-anticipated payments with respect to the CVRs after the closing of the proposed transaction; Hologic’s ability to obtain and maintain regulatory approvals and clearances for its products and maintain compliance with complex and evolving regulations and quality standards, as well as the uncertainty of costs required to obtain and maintain compliance with such regulatory and quality matters; the possibility that products may contain undetected errors or defects or otherwise not perform as anticipated; the impact and costs and expenses of investigative and legal proceedings and compliance risks Hologic may be subject to now or in the future; the impact of future tax legislation; the ability to successfully manage ongoing organizational and strategic changes, including Hologic’s ability to attract, motivate and retain key employees and maintain engagement; the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, such as inflation, bank failures, government shutdowns, rising interest rates and availability of capital markets, wars, conflicts, other economic disruptions, prolonged or recurring U.S. federal government shutdowns and U.S. and global recession concerns, on Hologic’s customers and suppliers and on Hologic’s business, financial condition, results of operations and cash flows and Hologic’s ability to draw down its revolver; the effect of the worldwide political and social uncertainty and divisions, including the impact on trade regulations and tariffs, that may adversely impact the cost and sale of Hologic’s products in certain countries, or increase the costs Hologic may incur to purchase materials, parts and equipment from its suppliers; risks related to conducting business internationally; the ability to execute acquisitions and the impact and anticipated benefits of completed acquisitions and acquisitions Hologic may complete in the future; risks related to the development of new or improved competitive technologies and products; risks related to the anticipated development of markets Hologic sells its products into and the success of Hologic’s products in these markets; risks related to Hologic’s ability to predict accurately the demand for its products, and products under development and to develop strategies to address markets successfully; risks related to the anticipated performance and benefits of Hologic’s products; risks related to Hologic’s business strategies; the effect of consolidation in the healthcare industry; risks related to the coverage and reimbursement decisions of third-party payors; the uncertainty of the impact of cost containment efforts and federal healthcare reform legislation on our business and results of operations; risks related to the guidelines, recommendations, and studies published by various organizations relating to the use of Hologic’s products; potential cybersecurity threats and targeted computer crime; the possibility of interruptions or delays at Hologic’s manufacturing facilities, or the failure to secure alternative suppliers if any of Hologic’s sole source third-party manufacturers fail to supply Hologic; the ongoing and possible future effects of supply chain constraints, including the availability of critical raw materials and components, as well as cost inflation in materials, packaging and transportation; the ability to consolidate certain of Hologic’s manufacturing and other operations on a timely basis and within budget, without disrupting Hologic’s business and to achieve anticipated cost synergies related to such actions; potential negative impacts resulting from climate change or other environmental, social, and governance and sustainability related matters; risks related to Hologic’s ability to meet production and delivery schedules for its products; the effect of any future public health pandemic or other crises, including the timing, scope and effect of U.S. and international governmental, regulatory, fiscal, monetary and public health responses to such crises; risks related to Hologic’s ability to protect its intellectual property rights; risks related to anticipated trends relating to Hologic’s financial condition or results of operations, including the impact of interest rate and foreign currency exchange fluctuations; risks related to estimated asset and liability values; compliance with covenants contained in Hologic’s debt agreements. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Hologic Annual Report on Form 10-K for the fiscal year ended September 27, 2025 filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2025, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Hologic from time to time with the SEC. These filings, when available, are available on the investor relations section of the Hologic website at https://investors.hologic.com or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hologic presently does not know of or that Hologic currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based, except as required by law.

Additional Information and Where to Find It

In connection with the proposed acquisition of Hologic by affiliates of Blackstone Inc. and TPG Capital, Hologic filed with the SEC a Definitive Proxy Statement of Hologic (the “Proxy Statement”) on December 23, 2025. Hologic has mailed the Proxy Statement to its stockholders. HOLOGIC URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT HOLOGIC, BLACKSTONE INC., TPG CAPITAL, THE PROPOSED TRANSACTION AND RELATED MATTERS. You are able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Hologic with the SEC at the website maintained by the SEC at www.sec.gov. You are also able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Hologic with the SEC by accessing the investor relations section of Hologic’s website at https://investors.hologic.com or by contacting Hologic investor relations at investors@hologic.com or calling 858-410-8904.

Participants in the Solicitation

Hologic and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hologic stockholders in connection with the proposed transaction. Information regarding the directors and executive officers of Hologic, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in Hologic’s Amendment No. 1 to the Annual Report on form 10-K (the “Form 10-K/A”), including under the headings “Board of Directors,” “Executive Officers,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related-Party Transactions,” which was filed with the SEC on January 22, 2026 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000859737/000085973726000004/holx-20250927.htm, (ii) in the Proxy Statement, including under the headings “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger” and “Security Ownership of Certain Beneficial Owners and Management” which was filed with the SEC on December 23, 2025 and is available at https://www.sec.gov/Archives/edgar/data/859737/000114036125046571/ny20058411x2_defm14a.htm and (iii) to the extent holdings of Hologic’s securities by its directors or executive officers have changed since the amounts set forth in the Form 10-K/A, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/edgar/browse/?CIK=0000859737&owner=only. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Contacts:

Michael Watts
Corporate Vice President, Investor Relations
Michael.Watts@hologic.com
(858) 410-8514

Peter Sattler
Senior Manager, Investor Relations
Peter.Sattler@hologic.com
(858) 410-8423

SOURCE: Hologic, Inc.

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended
	December 27, 2025	December 28, 2024

Revenues:
Product	$831.4	$817.9
Service and other	216.4	203.9
Total revenues	1,047.8	1,021.8

Cost of revenues:
Product	321.9	301.1
Amortization of acquired intangible assets	41.0	46.0
Service and other	98.5	94.2
Gross profit	586.4	580.5

Operating expenses:
Research and development	60.5	60.3
Selling and marketing	154.9	166.1
General and administrative	127.8	115.7
Amortization of acquired intangible assets	2.3	4.7
Restructuring charges	3.9	3.9
Total operating expenses	349.4	350.7

Income from operations	237.0	229.8
Interest income	19.7	24.2
Interest expense	(27.6)	(30.5)
Other income	0.6	24.0
Income before income taxes	229.7	247.5
Provision for income taxes	50.6	46.5
Net income	$179.1	$201.0

Net income per common share:
Basic	$0.80	$0.87
Diluted	$0.79	$0.87

Weighted average number of shares outstanding:
Basic	224,405	230,284
Diluted	225,879	232,107

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	December 27, 2025	September 27, 2025
ASSETS

Current assets:
Cash and cash equivalents	$2,168.0	$1,959.5
Short-term investments	196.7	243.2
Accounts receivable, net	584.2	600.8
Inventory	688.5	679.4
Other current assets	206.0	185.2
Total current assets	3,843.4	3,668.1

Property, plant and equipment, net	568.3	559.6
Goodwill and intangible assets	4,192.5	4,229.7
Other assets	576.5	557.5
Total assets	$9,180.7	$9,014.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$5.8	$2.9
Accounts payable and accrued liabilities	774.6	774.6
Deferred revenue	170.9	199.7
Total current liabilities	951.3	977.2

Long-term debt, net of current portion	2,502.9	2,505.0
Deferred income taxes	41.9	43.4
Other long-term liabilities	439.5	441.4
Total stockholders' equity	5,245.1	5,047.9
Total liabilities and stockholders’ equity	$9,180.7	$9,014.9

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended
	December 27, 2025	December 28, 2024
OPERATING ACTIVITIES
Net income	$179.1	$201.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	26.3	23.3
Amortization of acquired intangible assets	43.3	50.7
Stock-based compensation expense	26.9	30.1
Deferred income taxes	(1.1)	(19.5)
Other adjustments and non-cash items	6.6	(19.1)
Changes in operating assets and liabilities:
Accounts receivable	18.0	(41.7)
Inventory	(8.6)	(36.1)
Prepaid income taxes	3.2	29.2
Prepaid expenses and other assets	(25.1)	13.2
Accounts payable	7.8	36.2
Accrued expenses and other liabilities	(17.3)	(54.6)
Deferred revenue	(29.2)	(23.4)
Net cash provided by operating activities	229.9	189.3
INVESTING ACTIVITIES
Capital expenditures	(14.7)	(16.8)
Increase in equipment under customer usage agreements	(20.4)	(14.8)
Strategic investments	(24.0)	(6.0)
Purchase of intellectual property	—	(15.4)
Maturities of available-for-sale securities	48.0	32.0
Other activity	(1.0)	(1.0)
Net cash used in investing activities	(12.1)	(22.0)
FINANCING ACTIVITIES
Repayment of long-term debt	—	(9.4)
Repurchases of common stock	—	(517.3)
Proceeds under employee stock plans	8.3	12.2
Payment of minimum tax withholdings on net share settlements of equity awards	(18.1)	(21.7)
Payments under finance lease obligations	(0.9)	(0.8)
Net cash used in financing activities	(10.7)	(537.0)
Effect of exchange rate changes on cash and cash equivalents	1.4	(8.4)
Net increase (decrease) in cash and cash equivalents	208.5	(378.1)
Cash and cash equivalents, beginning of period	1,959.5	2,160.2
Cash and cash equivalents, end of period	$2,168.0	$1,782.1

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (Unaudited)
(In millions, except earnings per share)

Reconciliation of GAAP Revenue to Organic Revenue

	Three Months Ended
	December 27, 2025	December 28, 2024
Consolidated GAAP Revenue	$1,047.8	$1,021.8
Less: Blood Screening	(8.4)	(4.1)
Less: SSI	(0.1)	(0.3)
Less: Gynesonics	(9.1)	—
Organic Revenue	$1,030.2	$1,017.4
Less: COVID-19 Assays	(4.4)	(16.9)
Less: COVID-19 Related Revenue*	(23.6)	(26.7)
Organic Revenue excluding COVID-19	$1,002.2	$973.8

*Revenues estimated to be related to COVID assay sales for instruments, collection kits and ancillaries.

	Three Months Ended
	December 27, 2025	December 28, 2024
Gross Profit:
GAAP gross profit	$586.4	$580.5
Adjustments:
Amortization of acquired intangible assets (1)	41.0	46.0
Manufacturing facility closure costs (5)	1.3	—
Integration/consolidation costs (3)	1.5	—
Fair value write up of acquired inventory sold (2)	—	3.2
Non-GAAP gross profit	$630.2	$629.7

Gross Margin Percentage:
GAAP gross margin percentage	56.0%	56.8%
Impact of adjustments above	4.1%	4.8%
Non-GAAP gross margin percentage	60.1%	61.6%

Operating Expenses:
GAAP operating expenses	$349.4	$350.7
Adjustments:
Amortization of acquired intangible assets (1)	(2.3)	(4.7)
Acquisition related expenses (4)	(9.0)	(3.5)
Legal settlements (6)	(1.5)	—
Integration/consolidation costs (3)	(6.1)	(9.6)
Restructuring charges (3)	(3.9)	(3.9)
Non-GAAP operating expenses	$326.6	$329.0

Operating Margin:
GAAP income from operations	$237.0	$229.8
Adjustments to gross profit as detailed above	43.8	49.2
Adjustments to operating expenses as detailed above	22.8	21.7
Non-GAAP income from operations	$303.6	$300.7

Operating Margin Percentage:
GAAP income from operations margin percentage	22.6%	22.5%
Impact of adjustments above	6.4%	6.9%
Non-GAAP operating margin percentage	29.0%	29.4%

Pre-Tax Income:
GAAP pre-tax earnings	$229.7	$247.5
Adjustments to pre-tax earnings as detailed above	66.6	70.9
Unrealized gain on forward foreign currency contracts (7)	—	(22.0)
Non-GAAP pre-tax income	$296.3	$296.4

Net Income:
GAAP net income	$179.1	$201.0
Adjustments:
Amortization of acquired intangible assets (1)	43.3	50.7
Restructuring and integration/consolidation costs (3)	11.5	13.5
Fair value write-up of acquired inventory sold (2)	—	3.2
Acquisition-related expenses (4)	9.0	3.5
Legal settlements (6)	1.5	—
Manufacturing facility closure costs (5)	1.3	—
Unrealized gain on forward foreign currency contracts (7)	—	(22.0)
Income tax related items (8)	5.9	(0.3)
Income tax effect of reconciling items (10)	(16.1)	(11.0)
Non-GAAP net income	$235.5	$238.6

Net Income Percentage:
GAAP net income percentage	17.1%	19.7%
Impact of adjustments above	5.4%	3.7%
Non-GAAP net income percentage	22.5%	23.4%

Earnings per Share:
GAAP income per share - Diluted	$0.79	$0.87
Adjustment to net income (as detailed above)	0.25	0.16
Non-GAAP earnings per share – diluted (9)	$1.04	$1.03

Adjusted EBITDA:
Non-GAAP net income	$235.5	$238.6
Interest expense, net	7.9	6.3
Provision for income taxes	60.7	57.8
Depreciation expense	26.3	23.3
Adjusted EBITDA	$330.4	$326.0

Explanatory Notes to Reconciliations:

(1) To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2) For 2025, to reflect the fair value write-up of inventory sold during the period related to the Endomagnetics acquisition.
(3) To reflect restructuring charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include severance, retention, and transfer costs as well as costs incurred to integrate acquisitions, including legal, tax and professional consulting services, and contract termination costs. Included within this line item in fiscal 2026 are retention bonuses provided in connection with the proposed acquisition of the Company by Blackstone and TPG.
(4) To reflect expenses with third parties related to acquisitions prior to when such transactions are completed. These expenses primarily comprise legal, consulting and due diligence fees.
(5) To reflect period costs associated with the shutdown of the Manchester, England manufacturing location, which manufactured certain molecular diagnostics assays. This does not include employee severance benefits which are recorded within restructuring charges.
(6) To reflect charges related to legal settlements.
(7) To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency contracts, for which the Company has elected to not designate for hedge accounting.
(8) To reflect the net impact of income tax reserves from the expiration of the statute of limitations, and non-recurring income tax charges and benefits.
(9) Non-GAAP earnings per share was calculated based on 225,879 and 232,107 weighted average diluted shares outstanding for the three months ended December 27, 2025 and December 28, 2024, respectively.

(10) To reflect the tax effects of Non-GAAP reconciling items, excluding specific income tax related items. Amounts are calculated using the effective tax rate in the jurisdiction to which the adjustment relates, and the overall effective tax rate was 20.50% and 19.50% for the three months ended December 27, 2025 and December 28, 2024, respectively.

Adjusted Return on Invested Capital (ROIC) Reconciliation of Net Income to ROIC:
Trailing Twelve Months Ended December 27, 2025
Adjusted Net Operating Profit After Tax
GAAP net income	$543.8
Adjustments to GAAP net income	423.5
Non-GAAP net income	$967.3
Non-GAAP provision for income taxes	230.5
GAAP interest expense	114.2
Non-GAAP other income	(71.5)
Adjusted net operating profit before tax	$1,240.5
Non-GAAP average effective tax rate (1)	19.24%
Adjusted net operating profit after tax	$1,001.8

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt	$2,517.4
Less: Average cash and cash equivalents	(1,975.1)
Average net debt	$542.3
Average stockholders' equity (3)	6,689.7
Average net debt plus average stockholders' equity	$7,232.0

Adjusted Return on Invested Capital	13.9%

(1) ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended March 29, 2025 was 19.00%, the three months ended June 28, 2025 was 19.25%, the three months ended September 27, 2025 was 18.29%, and the three months ended December 27, 2025 was 20.50%.

(2)  Calculated using the average of the balances as of December 27, 2025 and December 28, 2024.

(3)  For Adjusted ROIC, stockholder's equity is adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, the impairment of intangible assets and equipment of $685.4 million in fiscal 2019, the impairment of intangible assets and equipment of $30.2 million in fiscal 2020, the impairment of intangible assets of $45.1 million in fiscal 2022, the impairment of intangible assets and equipment of $223.8 million in fiscal 2023, the impairment of an intangible asset of $4.3 million in the first quarter of fiscal 2024, $26.8 million in the second quarter of fiscal 2024, $13.7 million in the third quarter of fiscal 2024, the impairment of intangible assets of $220.9 million in the second quarter of fiscal 2025, and the impairment of an IPR&D asset of $5.0 million in the fourth quarter of fiscal 2025. The impact of the intangible asset impairment charges is reflected net of tax.

As of December 27, 2025
Net Leverage Ratio:

Total principal debt	$2,519.0
Total cash and cash equivalents	$(2,168.0)
Net principal debt	$351.0
Adjusted EBITDA for the last four quarters	$1,344.1
Net Leverage Ratio	0.3

Other Supplemental Information:
	Three Months Ended
	December 27, 2025	December 28, 2024
Geographic Revenues
United States	73.8%	74.2%
Europe	15.4%	14.6%
Asia-Pacific	5.4%	5.9%
Rest of World	5.4%	5.3%
Total Revenues	100.0%	100.0%